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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAPSTONE PAPER AND PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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March 31, 2015

Dear Stockholder:

        This year's Annual Meeting of Stockholders will be held on Thursday, May 14, 2015 at 11:00 a.m., Central Daylight Time, at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please make sure to vote your shares by promptly dating, signing, and returning the enclosed proxy card or attending the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Company's stockholders are important.

        A copy of the Company's 2014 Annual Report is also enclosed.

        I look forward to seeing you at the Annual Meeting.

Very truly yours,

Roger W. Stone Chairman and Chief Executive Officer

PROXY SUMMARY

        This summary contains highlights about our Company and the upcoming 2015 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement carefully before voting.

GOVERNANCE HIGHLIGHTS

        Board of Directors

  •
  11 directors; 9 are independent

  •
  All Committee members are independent

  •
  Director resignation policy

  •
  Executive sessions at each regularly scheduled Board meeting

  •
  Annual Board and Committee self-assessments

  •
  Robust stock ownership requirements for each non-employee director

        Stockholder Interests

  •
  No stockholder rights plan

  •
  Policies against hedging or pledging company securities applicable to employees and directors

  •
  Stock ownership requirements for Named Executive Officers

  •
  Annual advisory vote to approve compensation of Named Executive Officers

EXECUTIVE COMPENSATION HIGHLIGHTS

        We believe that compensation for executives should be determined according to a competitive framework taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. The Company relies on the following elements of compensation:

  •
  Base salary

  •
  Annual performance-based cash awards

  •
  Long-term incentive compensation in the form of stock options and restricted stock units

        In 2014, the Compensation Committee utilized the assistance of Frederic W. Cook & Co., an executive compensation consulting company, to assist in evaluating executive compensation programs and in evaluating named executive officers' compensation compared to an established peer group of similar companies.

        Best practices associated with our executive compensation programs include:

  •
  No employment agreements

  •
  No severance arrangements

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  Capped performance-based cash awards

  •
  Clawback provisions on performance-based cash awards and long-term incentive awards

  •
  Benchmarking

  •
  Stock ownership requirements

VOTING MATTERS

Agenda Items		Board Vote Recommendation	Page Reference
1.	Election of four director nominees named in this Proxy Statement, each for a three-year term	FOR each director nominee	6
2.	Vote to ratify appointment of Ernst & Young LLP as independent auditor for 2015	FOR	41
3.	Advisory vote to approve executive compensation	FOR	42

Election of Directors (Proposal No. 1)

        The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all directors, including nominees, may be found beginning on page 6 of this Proxy Statement.

Name	Director Since	Business Experience	Independent
Jonathan R. Furer	2005	Co-Founder and Managing Member of Arcade Partners LLC	Yes
Matthew H. Paull	2010	Former Executive Vice President and CFO of McDonald's Corporation	Yes
Maurice S. Reznik	2014	President of Delta Galil USA	Yes
Roger W. Stone	2005	Chairman and CEO of KapStone Paper and Packaging Corporation	No

Vote to Ratify Appointment of Independent Auditor (Proposal No. 2)

        We are asking stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor for 2015. We paid Ernst & Young LLP a total of $3,427,819 in fees in 2014. Additional information regarding our independent auditor and audit fees may be found beginning on page 22 of this Proxy Statement.

Advisory Vote to Approve Executive Compensation (Proposal No. 3)

        We are asking stockholders to cast an advisory, nonbinding vote to approve the compensation awarded to our Named Executive Officers as disclosed in this Proxy Statement. Additional information regarding our executive compensation may be found beginning on page 25 of this Proxy Statement.

MEETING INFORMATION

Date and time	May 14, 2015, 11:00 a.m. Central Daylight Time
Place	Renaissance Hotel
933 Skokie Boulevard
Northbrook, Illinois 60062
Record date	March 16, 2015
Voting	Stockholders of record at the close of business on the record date may vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2015

To the Stockholders:

        The Annual Meeting of Stockholders of KapStone Paper and Packaging Corporation ("KapStone" or the "Company") will be held on Thursday, May 14, 2015, at 11:00 a.m., Central Daylight Time, at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois, for the following purposes:

  1.
  To vote upon the election of the four Class C directors identified in the proxy statement that accompanies this notice, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class C directors at the meeting: Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik, and Roger W. Stone.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

  3.
  To hold an advisory vote to approve the Company's executive compensation.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 16, 2015 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 16, 2015 will be available at the Company's principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
ALL DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3.

By Order of the Board of Directors,

Roger W. Stone Chairman and Chief Executive Officer

Northbrook, Illinois
March 31, 2015

        IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 14, 2015

        The Company's Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2014, are available at http://ir.kapstonepaper.com.

KapStone Paper and Packaging Corporation
1101 Skokie Boulevard
Suite 300
Northbrook, Illinois 60062

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is being solicited by the Board of Directors (the "Board") of KapStone Paper and Packaging Corporation (the "Company" or "KapStone") and contains information related to the Annual Meeting of Stockholders to be held on Thursday, May 14, 2015, at 11:00 a.m., Central Daylight Time, or any adjournment or postponement thereof ("Annual Meeting"), for the purposes described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Annual Meeting will be held at the Renaissance Hotel, 933 Skokie Boulevard, Northbrook, Illinois. This Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") and is first being sent or given to stockholders on or about March 31, 2015.

FREQUENTLY ASKED QUESTIONS

What am I voting on?

        You will be voting on:

  •
  The election of four director nominees named in this Proxy Statement to serve on the Board;

  •
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015;

  •
  Advisory approval of the compensation of the Company's named executive officers as disclosed in the Compensation, Discussion and Analysis section and accompanying compensation tables and related narratives contained in this Proxy Statement (the "Say-on-Pay resolution"); and

  •
  Any other matters properly brought before the meeting.

How does the Board recommend that I vote on each proposal?

        The Company's Board recommends that you vote:

  •
  FOR each of the director nominees;

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

  •
  FOR the approval of the non-binding Say-on-Pay resolution.

Who is entitled to vote at the meeting?

        Holders of record of shares of the Company's common stock, $.0001 par value per share ("Common Stock") at the close of business on March 16, 2015, (the "Record Date") will be entitled to vote. As of the close of business on the Record Date, there were 96,256,069 shares of Common Stock outstanding and entitled to vote.

How many votes am I entitled to?

        You are entitled to one vote for each share of Common Stock that you own.

How do I vote shares held in my name?

        You may vote in person at the Annual Meeting or by proxy. If you properly complete and sign the enclosed proxy card, the shares held in your name will be voted as you direct. If you sign and return the proxy card but do not include voting instructions, the shares held in your name will be voted FOR the four director nominees named in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, and FOR the approval of the Say-on-Pay resolution.

Can I change my vote after I return my proxy card?

        You may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by taking any of the following actions:

  •
  Delivering a later-dated proxy;

  •
  Giving written notice to the Company's Secretary; or

  •
  Voting in person at the Annual Meeting.

How do I vote my shares held by my broker?

        If your shares are held in street name, you must either direct your broker as to how to vote your shares, or obtain a proxy from your broker giving you the right to vote the shares in person at the Annual Meeting.

How many votes must be present to constitute a quorum?

        A quorum is the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of Common Stock. There needs to be a quorum in order for the Annual Meeting to be held. Broker non-votes and proxies received but marked as abstentions will count for purposes of establishing a quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for the particular matter and has not received voting instructions from the beneficial owner.

May my shares be voted if I do not provide my proxy?

        If your shares are held in street name, they may be voted on matters that the New York Stock Exchange (the "NYSE") considers "routine" even if you do not instruct your broker how to vote your shares. Accordingly, if you do not instruct your broker how to vote your shares, your broker can vote your shares to approve the appointment of Ernst & Young LLP as the Company's independent registered accounting firm, but your broker cannot vote your shares on the election of directors or the approval of the Say-on-Pay resolution.

What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?

        It will depend on each proposal.

  •
  For Proposal One: According to the Company's Bylaws, a plurality of the votes cast will be sufficient to elect directors. Therefore, stockholders will elect the four director nominees receiving the greatest number of votes. According to the Company's Corporate Governance Guidelines, in an uncontested election, if a director nominee fails to receive more votes cast for than against his or her re-election, the Board expects such director nominee to tender his or her resignation.

  •
  For Proposal Two: The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

  •
  For Proposal Three: The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for approval of the compensation of our named executive officers. Because the vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How are we soliciting this proxy?

        The Company may solicit stockholder proxies by mail, telephone, Internet, or personally through certain of its directors, officers and employees who will receive no extra compensation for their services. The Company will bear all costs of soliciting proxies, including, upon request, reimbursing brokers for the reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Common Stock.

How can I contact the Board?

        Anyone desiring to communicate directly with the Board or the non-management directors, individually or as a group, including the presiding director, may do so by written communication addressed to them at KapStone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel. Relevant communications will be forwarded by the Secretary to the appropriate directors depending on the facts and circumstances outlined in the communication.

STOCK OWNERSHIP

Security Ownership of Management

        The following table shows the amount of the Company's Common Stock beneficially owned, unless otherwise indicated, by the Company's directors, named executive officers, and directors and executive officers as a group as of March 16, 2015. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. None of the shares are pledged as security. The total number of shares of Common Stock outstanding as of March 16, 2015 was 96,256,069.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Options Currently Exercisable or Exercisable Within 60 Days	Percentage of Common Stock
Roger W. Stone(2)	6,211,182	361,678	6.45%
Matthew Kaplan	3,443,070	453,870	3.58%
Robert J. Bahash	5,000	—	*
John M. Chapman	776,836	120,050	*
Jonathan R. Furer	1,326,730	120,050	1.38%
David G. Gabriel	4,000	—	*
Brian R. Gamache	62,856	22,778	*
Ronald J. Gidwitz	114,420	22,778	*
Matthew H. Paull	40,460	16,830	*
Maurice S. Reznik	3,600	—	*
David P. Storch	53,270	22,778	*
Andrea K. Tarbox	225,151	133,674	*
Timothy P. Keneally	153,127	79,364	*
Randy J. Nebel	4,000	—	*

All directors and executive officers as a group (eighteen individuals)	12,528,046	1,428,669	13.02%

*
Less than 1%.

(1)
Includes options currently exercisable or exercisable within 60 days of March 16, 2015. Restricted stock units (RSUs) granted under the Company's Amended and Restated 2006 Incentive Plan and its 2014 Incentive Plan do not have voting rights and are converted into shares of Common Stock when the vesting period lapses. None of the persons named in the table has RSUs that vest within 60 days after March 16, 2015.

(2)
2,934,800 shares of Common Stock are owned by Mr. Stone's family foundation of which Mr. Stone is director. Mr. Stone has sole voting control and investment discretion over such shares.

Security Ownership of Certain Beneficial Stockholders

        The following table shows those persons known to us as of March 16, 2015 to be the beneficial owners of more than 5% of the Company's Common Stock, with the exception of Roger W. Stone, whose ownership is included in the Security Ownership of Management table above. In furnishing the information below, we have relied upon filings made by the beneficial owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage of Outstanding Common Stock
BlackRock, Inc.(1)	7,769,570	8.10%
The Vanguard Group(2)	5,838,892	6.08%

(1)
Reflects the holdings as of December 31, 2014 that BlackRock, Inc. reported in a Schedule 13G amendment filed on January 23, 2015. It reported sole voting power with respect to 7,572,290 shares and sole dispositive power with respect to 7,769,570 shares. The business address of the reporting person is 55 East 52nd Street, New York, NY 10022.

(2)
Reflects the holdings as of December 31, 2014 that the Vanguard Group reported in a Schedule 13G amendment filed on February 10, 2015. It reported sole voting power with respect to 114,239 shares, sole dispositive power with respect to 5,732,653 shares, and shared dispositive power with respect to 106,239 shares. The business address of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table shows information about the Company's equity compensation plans at December 31, 2014.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plan approved by stockholders(1)	3,347,373	$11.81	4,968,630	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,347,373	$11.81	4,968,360

(1)
Pursuant to the Company's Amended and Restated 2006 Incentive Plan and its 2014 Incentive Plan

(2)
Includes 1,000,000 shares issuable under the Company's 2009 Employee Stock Purchase Plan, 883,592 of which are presently subject to purchase.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company has a classified Board of Directors currently consisting of four Class A directors (Robert J. Bahash, David G. Gabriel, Brian R. Gamache, and David P. Storch) who have terms expiring at the 2016 Annual Meeting of Stockholders, three Class B directors (John M. Chapman, Matthew Kaplan, and Ronald J. Gidwitz) who have terms expiring at the 2017 Annual Meeting of Stockholders, and four Class C directors (Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik, and Roger W. Stone) who have terms expiring at the 2015 Annual Meeting of Stockholders. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such Annual Meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2015 Annual Meeting of Stockholders to fill the four Class C positions on the Board of Directors are Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik, and Roger W. Stone, each of whom currently serves on the Board. If elected, the Class C director nominees will serve three-year terms expiring at the Annual Meeting of Stockholders in 2018 and until their respective successors are elected and qualified. If a quorum is present and voting at the meeting, the four Class C director nominees receiving the most votes will be elected Class C directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

        We believe our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications or skills in the following areas are important: paper industry background; sales; manufacturing; capital markets; finance; accounting; leadership of complex organizations; international operations; and familiarity with board practices of major corporations. We believe that all of our Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes of each Board member in the individual biographies below.

        The following information relates to the nominees listed above and to the Company's other directors whose terms of office will extend beyond the 2015 Annual Meeting of Stockholders. Directors' ages are listed as of December 31, 2014.

Nominees for Election at the 2015 Annual Meeting of Stockholders

Class C
(Term Ends 2015)

Jonathan R. Furer (age 57)	A director since the Company's inception in 2005, Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. From January 2004 until December 2011 he was a Managing Director of Washington & Congress Managers, a private equity firm. Mr. Furer received a B.B.A. in international business from George Washington University. Mr. Furer's qualifications to serve on the Board include his experience in turnarounds, mergers and acquisitions, capital markets, finance and accounting.

Matthew H. Paull (age 63)	A director appointed in September 2010, Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald's Corporation, a worldwide foodservice retailer, from July 2001 until he retired from that position in January 2008. Before joining McDonald's in 1993, Mr. Paull was a partner at Ernst & Young LLP where he managed a variety of financial practices. He was named to the Board of Directors of Air Products and Chemicals, Inc. in September 2013, where he serves on the Finance and the Corporate Governance and Nominating Committees. He previously served on the boards of Best Buy Co., Inc. (where he served as Lead Independent Director and on the Audit and Finance and Investment Policy Committees), and of WMS Industries, Inc. (where he served on its Audit and Ethics Committees). Mr. Paull also serves as an Advisory Director of Pershing Square Capital and on the Advisory Board of the One Acre Fund, a charity focused on improving the productivity of family farms in Africa. Previously Mr. Paull served as a board member of the Loyola Ronald McDonald House and as an advisory council member for the Federal Reserve Board of Chicago. He is a former executive professor in residence at the University of San Diego. Mr. Paull holds a Bachelor's degree and a Master's degree in Accounting from the University of Illinois. Mr. Paull's qualifications to serve on the Board include his significant financial acumen, knowledge of hedge funds and investments, broad experience in global operations and extensive experience in tax matters.
Maurice S. Reznik (age 60)
A director appointed in July 2014, Mr. Reznik was named President of Delta Galil USA in November 2014. Delta Galil USA is a segment of Delta Galil Industries, Ltd., a manufacturer and marketer of apparel products. Previously Mr. Reznik held the office of Chief Executive Officer of Maidenform Brands, Inc., a global intimate apparel company, from July 2008 until April 2014. He served as a director of that company from 2008 until its sale to Hanesbrands Inc. in October 2013. He served as President of Maidenform Brands, Inc. from 2004 to 2008, and as President of the Maidenform division of Maidenform Inc. from 1998 to 2004. From 1994 to 1998, Mr. Reznik was the President of Warner's Intimate Apparel Group, a division of Warnaco, Inc. He has served on the Board of Directors of the Movado Group, Inc. since 2011 (where he serves on its Audit and Compensation Committees). He also serves on the boards of For the Love of Life Colon Cancer Foundation at Sloan Kettering, ITAG, Dignity U Wear Foundation, and Queens College (none of which are publicly-traded corporations). Mr. Reznik received a B.A. from Queens College. Mr. Reznik's qualifications to serve on the Board include his experience in business development, operations, finance, compliance, and risk management.

Roger W. Stone (age 79)	Chairman of the Board and Chief Executive Officer since the Company's inception in 2005, Mr. Stone was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998, when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone is also Chairman of Stone Tan China Acquisition (Hong Kong) Co. Ltd. and Stone Tan China Holding Corporation. He is a former director of Smurfit-Stone Container Corporation; Morton International, Inc.; Morton Thiokol, Inc.; and Autoliv, Inc. Mr. Stone has served on the board of directors of McDonald's Corporation since 1989. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan. Mr. Stone's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, finance, leadership of complex organizations, international operations, and familiarity with board practices of major corporations and his service as an executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED ABOVE.

 Class A
(Term Ends 2016)

Robert J. Bahash (age 69)	A director appointed in July 2014, Mr. Bahash was the President of McGraw-Hill Education from November 2010 until his retirement in June 2012. McGraw-Hill Education at that time was an operating segment of The McGraw-Hill Companies, currently known as McGraw Hill Financial, Inc., which was a global financial information and education company. Prior to that time, he served as Executive Vice President and Chief Financial Officer of the McGraw-Hill Companies for twenty-two years. He previously was a member of the Board of Directors for WMS Industries, Inc. (serving most recently as chair of its Audit Committee and a member of its Compensation Committee). Mr. Bahash is a member of the American Institute of Certified Public Accountants, the Financial Executives Institute, and the New Jersey Society of Certified Public Accountants. He graduated from Mount St. Mary's College (Maryland) with a B.S. in Accounting and received an M.B.A. in finance from New York University. Mr. Bahash's qualifications to serve on the Board include his experience as the Chief Financial Officer of a major public company and his training as a certified public accountant.

David G. Gabriel (age 56)	A director appointed in May 2013, Mr. Gabriel has held the offices of President and Chief Executive Officer of Sonepar North America, a privately owned distributor of electrical products and related solutions, since September 2009. From May 2003 through August 2009, Mr. Gabriel served as President and Chief Executive Officer of Hagemeyer North America, a distributor of products and services relating to electrical, safety, and industrial products. He previously served as Senior Vice President and General Manager of Tenneco Automotive's North American aftermarket business until 2003. Before joining Tenneco in 1995, Mr. Gabriel spent fifteen years in various operating positions of increasing responsibility with PepsiCo, Inc. and Johnson & Johnson. He also serves on the Board of Directors of the Medical University of South Carolina's Children's Hospital. Mr. Gabriel earned his Bachelor of Science in Packaging Engineering from Michigan State University. Mr. Gabriel's qualifications to serve on the Board include his experience in sales, manufacturing, and leadership of complex organizations, all of which make him an integral part of the Company's Board..
Brian R. Gamache (age 56)
A director appointed in October 2009, Mr. Gamache served as the Chairman and Chief Executive Officer of WMS Industries, Inc., a leading supplier to the gaming industry, until its merger with Scientific Games International, Inc. in 2013. He served as a member of the Board of Directors of WMS Industries from 2001 until 2013. Mr. Gamache continues with Scientific Games in a consulting capacity. Mr. Gamache currently advises various private equity firms in addition to providing consulting advice to corporations. He received a B.S. in Business Administration from the University of Florida. Mr. Gamache's qualifications to serve on the Board include his experience in operations of complex organizations, mergers and acquisitions, manufacturing, business processes, and familiarity with board practices of major corporations.
David P. Storch (age 62)
A director appointed in October 2009, Mr. Storch has served as the Chief Executive Officer of AAR Corp., a leading provider of diverse products and value-added services to the worldwide aviation/aerospace industry, since 1996. He has served as AAR's Chairman since 2005, President from 1989 to 2007, Chief Operating Officer from 1989 to 1996, and Vice President from 1988 to 1989. He serves as Chair of the Executive Committee of AAR. Mr. Storch has served on the Board of Directors of Kemper Corporation, a leading insurance and financial services provider formerly known as Unitrin, Inc., since May 2010. He serves as Lead Director of Kemper Corporation, and is a member of its Compensation, Executive, and Nominating & Governance Committees. Mr. Storch has served on the boards of The Executive Club of Chicago and the Chicago Urban League. He currently is a member of the Economics Club of Chicago and serves on the board of the Smithsonian National Air and Space Museum. He holds a B.A. from Ithaca College. Mr. Storch's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations, international operations, and familiarity with board practices of major corporations.

 Class B
(Term Ends 2017)

John M. Chapman (age 54)	A director since the Company's inception, Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. From January 2004 until December 2011 he was a Managing Director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc., a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Chapman's qualifications to serve on the Board include his experience in capital markets, finance and accounting.
Matthew Kaplan (age 57)
President, Chief Operating Officer and a director since the Company's inception in 2005, Mr. Kaplan was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was President, Chief Operating Officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its Senior Vice President and General Manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was Vice President / General Manager Container Division with Smurfit-Stone Container Corporation and a director of the company until March 1999. Mr. Kaplan served on the board of directors of Victory Packaging from January 2007 until late 2011. In addition, Mr. Kaplan formerly served on the board of directors of Magnetar Spectrum Fund. He is a director of the American Forest and Paper Association and Pacific Millennium Paper Group Limited. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone. Mr. Kaplan's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, leadership of complex organizations, familiarity with board practices of major corporations and his service as an executive officer of the Company.

Ronald J. Gidwitz (age 69)	A director appointed in October 2008, Mr. Gidwitz co-founded GCG Partners, a strategic consulting and equity firm, in 1998 and has since served as a partner at that firm. Since 1974 he has served as a director of Continental Materials Corporation, a corporation that manufacturers heating, ventilation, and air conditioning (HVAC) products and construction products. From 1996 to 1998, he was President and Chief Executive Officer of the Unilever HPC Helene Curtis Business Unit. Previously, Mr. Gidwitz served as President, Chief Executive Officer and Director of Helene Curtis, a Fortune 500 consumer products company. Mr. Gidwitz received a B.A. in economics from Brown University. Mr. Gidwitz's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations, international operations, and familiarity with board practices of major corporations.

GOVERNANCE STRUCTURE

Role of the Board

        The Board is the ultimate decision-making body of the Company, except with respect to matters reserved to stockholders. The primary function of the Board is oversight. The Board, in exercising its business judgment, acts as an advisor and counselor to senior management and defines and enforces standards of accountability—all with a view to enabling senior management to execute their responsibilities fully and in the interests of stockholders. The following are the Board's primary responsibilities, some of which may be carried out by one or more Committees of the Board or the independent directors as appropriate:

  •
  Overseeing the conduct of the Company's business so that it is effectively managed in the long-term interests of stockholders;

  •
  Selecting, evaluating, and determining the compensation of the Chief Executive Officer (CEO) and planning for CEO succession, as well as monitoring management's succession planning for other key executives;

  •
  Overseeing and reviewing the Company's strategic direction and objectives;

  •
  Monitoring the Company's accounting and financial reporting practices and reviewing the Company's financial and other controls;

  •
  Overseeing the Company's compliance with applicable laws and regulations; and

  •
  Overseeing the processes that are in place to safeguard the Company's assets and mitigate risks.

        In performing its oversight function, the Board is entitled to rely on the advice, reports and opinions of management, counsel, auditors and outside experts. In that regard, the Board and its Committees shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate, without consulting or obtaining the approval of any officer of the Company.

Board Leadership Structure

        Our Bylaws require that our Chairman shall be a member of the Board of Directors and may or may not be an officer or employee of the Company. The principal duty of the Company's Chairman is to lead and oversee the Board. The Chairman should facilitate an open flow of information between management and the Board, and should lead a critical evaluation of Company management, practices and adherence to the Company's strategic plan and objectives.

        The Company's business is conducted by its employees, managers and officers, under the direction of senior management and led by the CEO. In carrying out the Company's business, the CEO and senior management are accountable to the Board and ultimately to stockholders. Management's primary responsibilities include the day-to-day operation of the Company's business, strategic planning, budgeting, financial reporting, and risk management.

        Roger W. Stone is the Company's Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Stone's holding of both positions is in the best interests of the Company due to his vast experience in and knowledge of the paper industry. In addition, the Board believes that having the same person serve as Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board and helps to assure that the Company speaks with one voice. Mr. Stone's biography can be found on page 8 of this Proxy Statement.

        The Board does not have a lead independent director. However, Brian R. Gamache, one of our independent directors, is the presiding director at each executive session of the Board's independent directors. Furthermore, each of our Board committees consists entirely of independent directors.

Who are the independent directors?

        Our Corporate Governance Guidelines require that all directors except the Chief Executive Officer and President be independent. An independent director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the director's ability to make independent judgments, and who meets the NYSE's definition of independence. All members of the Audit, Compensation, and Nominating and Governance Committees shall be independent. The Board determines the independence of each director in accordance with the NYSE listing standards and the Corporate Governance Guidelines on an annual basis. The Board has determined that Robert J. Bahash, John M. Chapman, Jonathan R. Furer, David G. Gabriel, Brian R. Gamache, Ronald J. Gidwitz, Matthew H. Paull, Maurice S. Reznik, and David P. Storch are "independent" directors as that term is defined in the NYSE listing standards and the Corporate Governance Guidelines. In making this determination with respect to Mr. Gabriel, the Board considered, among other things, that he is the President and CEO of Sonepar North America, a company with which the Company engages in ordinary course business transactions, including sales to Sonepar of corrugated containers and purchase from Sonepar of industrial, safety, and electrical materials. The Board had also determined that Jay Stewart was an independent director before his resignation from the Board effective May 14, 2014.

How often did the Board meet during 2014?

        Directors are expected to attend all Board meetings and meetings of the Committees on which they serve. During the year ended December 31, 2014, the Board held five meetings. Each director serving on the Board in 2014 attended at least 80% of the aggregate total number of Board meetings and Board committee meetings of which he was a member and eligible to attend. The Board's independent directors meet in executive session, without any members of management present, at each regularly scheduled meeting of the Board. Brian R. Gamache is the presiding director at the executive sessions.

What is the Company's policy regarding director attendance at the Annual Meeting?

        Members of the Board are strongly encouraged to attend the Company's Annual Meeting of stockholders. All of the directors who were then serving on the Board attended the 2014 Annual Meeting of Stockholders.

What committees has the Board established?

        The Board has established three standing committees: Audit, Compensation, and Nominating and Governance. All of the members of the Committees are independent in accordance with applicable SEC regulations, the NYSE listing standards and the Company's Corporate Governance Guidelines. Committee charters are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com. Each Committee performs its own annual self-assessment.

	Audit	Compensation	Nominating and Governance
Robert J. Bahash	✓
John M. Chapman	✓	✓
Jonathan R. Furer		*	✓
David G. Gabriel	✓
Brian R. Gamache	✓		*
Ronald J. Gidwitz		✓	✓
Matthew Kaplan
Matthew H. Paull	*	✓
Maurice S. Reznik		✓
Roger W. Stone
David P. Storch		✓	✓

*
Committee Chairperson

✓
Committee Member

        Audit Committee.    The Audit Committee's function is to review, with the Company's independent registered public accounting firm and management, the annual financial statements and independent registered public accounting firm's opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm, review and approve all professional services performed and related fees charged by the independent registered public accounting firm, be solely responsible for the retention or replacement of the independent registered public accounting firm, and monitor the adequacy of the Company's accounting and financial policies, controls, and reporting systems. In addition, the Audit Committee is responsible for risk oversight of the Company and provides risk assessment reports to the Board. None of the members serve on more than three public company audit committees. All of the members are "financially literate" under the NYSE listing standards, and the Board has determined that Mr. Paull is an "audit committee financial expert" within the meaning of relevant SEC regulations. The Audit Committee held nine meetings in 2014.

        Compensation Committee.    The functions of the Compensation Committee include providing guidance to management and assisting the Board in matters relating to the compensation of the Chief Executive Officer and executive officers, the Company's compensation and benefits programs, the Company's succession, retention and training programs, and such other matters that have a direct impact on the success of the Company's human resources. The details of the process and procedures followed by the Compensation Committee are disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Report of the Compensation Committee." The Compensation Committee held three meetings in 2014.

        Nominating and Governance Committee.    The Nominating and Governance Committee performs the following functions: assists the Board by identifying prospective director nominees and recommends to the Board the nominees for the annual meeting of stockholders; oversees the Board's annual performance evaluation process; evaluates the composition, organization and governance of the Board and its committees; and oversees the Company's Corporate Governance Guidelines. In addition, if any incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee is responsible for making a recommendation to the Board about whether to accept the director's resignation. The Nominating and Governance Committee held four meetings in 2014.

How are directors nominated?

        The Nominating and Governance Committee is responsible for selecting candidates for Board membership, subject to Board approval, and for extending invitations to join the Board. In selecting candidates, the Board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of the stockholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights. Consistent with its charter, the Nominating and Governance Committee is responsible for screening candidates, establishing criteria for nominees, and for recommending to the Board a slate of candidates for election to the Board at the Annual Meeting of Stockholders. In performing these tasks, the Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify candidates. Candidates are approved by the full Board. Robert J. Bahash and Maurice S. Reznik were each appointed to the Board on July 24, 2014 upon the recommendation of the Nominating and Governance Committee. Mr. Bahash received a recommendation from Messrs. Gamache and Paull, and Mr. Reznik received a recommendation from Messrs. Stone and Kaplan.

        All directors except the Chief Executive Officer and the President are required to be independent. An independent director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the director's ability to make independent judgments, and who meets the NYSE's definition of independence.

        We do not have a specific diversity policy for our Board, however, we consider diversity to be a critical factor in evaluating the composition of the Board, and that for this purpose diversity includes perspectives, experience, differences and viewpoints, as well as race, ethnicity and gender. The Company values diversity and has women and/or minorities serving in several key positions including Chief Financial Officer, Treasurer, and Vice President of Containerboard and Kraft Paper Sales and Marketing.

        The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers director candidates identified by the Committee. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must send a written notice to the company's Vice President, Secretary, and General Counsel at the principal offices of the Company. Such notice must be delivered to our offices by the deadline relating to stockholder nominations as set forth in Article II, Section 4 of the Company's Bylaws and as described in this Proxy Statement under the heading "Additional Information."

        Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must include the same information about the recommended nominee that would be required by the Company's Bylaws were the stockholder actually nominating such individual for election, including the following information:

  •
  the name, age, business address and residence address of such person;

  •
  the class and number of shares of capital stock of the Company which are beneficially owned by such person and any other indirect pecuniary or economic interest in any capital stock of the Company, including, without limitation, derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement;

  •
  the principal occupation or employment of such person;

  •
  written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the nomination is made.

        A full description of the information that must be provided as to a prospective nominee is set forth in Article II, Section 4 of the Company's Bylaws, which are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com. The Nominating and Governance Committee may require any prospective nominee to furnish such other information as the Committee may reasonably require to determine the qualifications of such nominee to serve as a director of the Company.

2014 Director Compensation

        The Nominating and Governance Committee recommends to the Board the form and amount of compensation for non-employee directors. Only non-employee directors are paid for their service on the Board. Each non-employee director of the Company received the following compensation for service as a director in 2014:

  •
  an annual retainer paid in four quarterly payments of $10,250 each, which was increased to $18,750 each quarter starting in the second quarter of 2014;

  •
  an additional quarterly retainer of $2,500, $1,500, and $1,500, respectively, for service as the chairperson of the Audit, Compensation, and Nominating and Governance Committees, which was increased to $3,750, $3,750 and $2,500, respectively, starting in the second quarter of 2014.

  •
  a fee of $1,500 for each Board meeting and each committee meeting attended by such director, which was eliminated by the Board as of the second quarter of 2014;

  •
  reimbursement of reasonable expenses to attend Board and committee meetings; and

  •
  a grant of stock options and restricted stock units with a grant date value of approximately $85,000 (each option vests 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date; restricted stock units vest on the third anniversary of the grant date).

        The following table provides information regarding the compensation of the non-employee directors for 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Bahash(5)	$37,500	$17,714	$17,708	$0	$72,922
John M. Chapman	$75,500	$42,513	$42,496	$3,010	$163,519
Jonathan R. Furer	$85,250	$42,513	$42,496	$3,010	$173,269
David G. Gabriel	$71,000	$42,513	$42,496	$0	$156,009
Brian R. Gamache	$83,000	$42,513	$42,496	$3,010	$171,019
Ronald J. Gidwitz	$72,500	$42,513	$42,496	$3,010	$160,519
Matthew H. Paull	$83,375	$42,513	$42,496	$3,010	$171,394
Maurice S. Reznik(5)	$37,500	$17,714	$17,708	$0	$72,922
S. Jay Stewart(5)	$33,000	$42,513	$42,496	$3,010	$121,019
David P. Storch	$72,500	$42,513	$42,496	$3,010	$160,519

(1)
This column includes fees paid in cash, representing annual retainer for board membership, committee chairmanship, and meeting attendance fees.

(2)
Represents the aggregate grant date fair value of restricted stock unit awards granted in 2014, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") 718, "Compensation—Stock Compensation." For a discussion of the relevant assumptions used in calculating these amounts, see Note 12 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2014.

(3)
Represents the aggregate grant date fair value of stock options granted in 2014, calculated in accordance with FASB ASC 718. For a discussion of the relevant assumptions used in calculating these amounts, see Note 12 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2014.

(4)
Represents the dividend equivalents accrued on December 20, 2012 for the $2.00 per share special dividend to stockholders of record on December 10, 2012. These dividend equivalents were paid in cash to award recipients when the underlying RSUs vested on the third anniversary of the March 7, 2012 grant date.

(5)
Mr. Stewart resigned from the Board on May 14, 2014. Messrs. Bahash and Reznik were appointed to the Board effective July 24, 2014.

Director Outstanding Equity Awards at 2014 Fiscal Year End

Name	Options(1)	Restricted Stock Units(1)
Robert J. Bahash	1,574	572
John M. Chapman	126,902	6,174
Jonathan R. Furer	126,902	6,174
David G. Gabriel	6,130	2,080
Brian R. Gamache	29,630	6,174
Ronald J. Gidwitz	29,630	6,174
Matthew Kaplan	554,562	97,356
Matthew H. Paull	23,682	6,174
Maurice S. Reznik	1,574	572
S. Jay Stewart	126,902	—
David P. Storch	29,630	6,174
Roger W. Stone	462,370	97,356

(1)
The numbers of shares subject to options and restricted stock unit awards reflect the amount as of December 31, 2014.

Director Stock Ownership Requirements

        The Board has created stock ownership requirements to further align the interests of our non-employee directors with those of the Company's stockholders and encourage long-term stockholder value by requiring our non-employee directors to hold a significant equity stake in the Company. On March 13, 2014, our Board increased the stock ownership requirements applicable to our non-employee directors from three times the annual Board cash retainer to five times the annual Board cash retainer. Restricted stock unit awards and vested stock options count toward the ownership requirements. Under the policy, newly appointed or elected directors have four (4) years from joining the Board to comply with these requirements. The Board may, in its discretion, make exceptions to the stock ownership requirements in periods of volatile markets. As of the record date, all directors met the applicable ownership threshold except for Messrs. Bahash, Gabriel, and Reznik. Mr. Gabriel joined the Board on May 16, 2013 and has until May 16, 2017 to meet the ownership threshold, while Messrs. Bahash and Reznik joined the Board on July 24, 2014 and have until July 24, 2018 to meet them.

Corporate Governance

        The following corporate governance materials are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com: (1) Corporate Governance Guidelines; (2) Code of Conduct and Ethics; and (3) the Charters of our Audit, Compensation, and Nominating and Governance Committees. We will provide a copy of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

Risk Oversight

        The Board's involvement in risk oversight involves both the Audit Committee and the full Board. Risk oversight is a standing agenda item at each Audit Committee meeting. The Committee receives reports from the Company's Vice President, Internal Audit as well as from the independent registered public accounting firm at each Audit Committee meeting. The Company's Vice President and Chief Financial Officer as well as its Vice President and Controller both provide reports to the Audit Committee regarding risk factors, including, but not limited to, treasury risks pertaining to credit, debt, and interest rates as well as financial and accounting risks. The General Counsel keeps the Audit

Committee abreast of issues pertaining to litigation, regulatory matters, and compliance. The Chairman of the Audit Committee reports on the activities of the Committee regarding risk at each meeting of the full Board. Other committees of our Board may also practice risk oversight related directly to such committees' responsibilities. In addition, each regularly scheduled meeting of the Board includes a report from the Company's Chief Executive Officer, Chief Operating Officer, and its Vice Presidents and General Managers of the Mill and Container Divisions regarding operating risks at each facility, and risks affecting the industry as a whole.

REPORT OF THE AUDIT COMMITTEE

        The purpose of the Audit Committee is to assist the Board in its general oversight of KapStone's financial reporting, internal controls, risk and audit functions.

        As described in the Audit Committee Charter, the Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

  •
  integrity of the Company's financial statements;

  •
  financial reporting process;

  •
  systems of internal accounting and financial controls;

  •
  performance of the Company's internal audit function and independent registered public accounting firm;

  •
  independent registered public accounting firm's qualifications and independence;

  •
  compliance with ethics policies and legal and regulatory requirements; and

  •
  risk oversight.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of KapStone's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in the Securities Exchange Act of 1934 as amended (the "Exchange Act") Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        The Audit Committee provided oversight and advice to management relating to management's assessment of the adequacy of KapStone's internal control over financial reporting in accordance with the requirements of the Sarbanes Oxley Act of 2002. The Audit Committee held private sessions with Ernst & Young LLP to discuss the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company's internal control over financial reporting. The Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 16 (Communications with Audit Committees) as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter regarding the auditors' communications with the Audit Committee concerning independence required by applicable requirements of the PCAOB, and has discussed with Ernst & Young LLP its independence. In addressing the quality of management's accounting judgments, the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and

Chief Financial Officer that the audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company. Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in KapStone's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading "Independent Registered Public Accounting Firm."

AUDIT COMMITTEE Matthew H. Paull (Chairman) Robert J. Bahash John M. Chapman Brian R. Gamache David G. Gabriel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

        Ernst & Young LLP has acted as the independent registered public accounting firm for the Company since 2006. During such period Ernst & Young LLP also has provided certain audit-related and permitted non-audit services. The Audit Committee's policy is to approve all audit, audit-related, tax and permitted non-audit services performed by Ernst & Young LLP for the Company in accordance with Section 10A(i) of the Exchange Act, and the SEC's rules adopted thereunder. In 2014 and 2013, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2014 or 2013 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        Ernst & Young LLP's fees for services provided for the years ended December 31, 2014, and 2013, respectively, are as follows:

	2014	2013
Type of Fees
Audit fees(1)	$2,894,383	$2,712,000
Audit-related fees(2)	—	$390,504
Tax fees(3)	$533,436	$337,850
All other fees	—	—

	$3,427,819	$3,440,354

(1)
Consists of fees for the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Quarterly Reports filed on Form 10-Q and fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Consists of fees incurred for due diligence services related to the Longview Fibre acquisition.

(3)
Pertains to the preparation of the Company's federal, state and foreign income tax returns for the immediately preceding year and assistance with tax authority audits. In addition, both years include fees for tax planning services.

 EXECUTIVE OFFICERS

        The following list sets forth the names of our current executive officers, their ages, and their positions as of December 31, 2014. An asterisk denotes that the person is a Named Executive Officer, as designated by the Board.

Name	Age	Position
Roger W. Stone*	79	Chairman and Chief Executive Officer
Matthew Kaplan*	57	President and Chief Operating Officer
Andrea K. Tarbox*	64	Vice President and Chief Financial Officer
Timothy P. Keneally*	67	Vice President and General Manager and President of the Container Division
Randy J. Nebel*	58	Vice President and General Manager and President of the Mill Division
Antionette Meyers	52	Vice President—Containerboard and Kraft Paper Sales and Marketing
Michael J. Murphy	42	Vice President—Finance
Timothy P. Davisson	58	Vice President, Secretary, and General Counsel
Mark A. Niehus	57	Vice President and Corporate Controller

Biographical information regarding Messrs. Stone and Kaplan is under the heading
"Proposal 1—Election of Directors."

        Andrea K. Tarbox was appointed as our Vice President and Chief Financial Officer in January 2007, prior to which she served as a financial consultant to the Company. From March 2003 through March 2006, Ms. Tarbox served as Chief Financial and Administrative Officer for Uniscribe Professional Services, Inc. Previously, Ms. Tarbox assumed financial positions of increasing responsibility at Gartner Inc., British Petroleum, p.l.c. and Fortune Brands, Inc. Ms. Tarbox began her career with Ernst & Young LLP and is a Certified Public Accountant.

        Timothy P. Keneally has been Vice President and General Manager of the Company since January 2007, and was appointed President of the Company's Container Division in August 2013. Previously, Mr. Keneally served as President of the Company's Mill Division from 2007 to 2013. He served as Vice President of Industrial Packaging of International Paper Co. from 2000 to 2006. Before that, Mr. Keneally worked in positions of increasing responsibility at International Paper Co. and Union Camp Corp. Mr. Keneally is on the board of directors of the Fibre Box Association, and has 43 years of experience in the paper and packaging industry.

        Randy J. Nebel has been Vice President and General Manager of the Company and President of the Company's Mill Division since August 2013. Previously, Mr. Nebel served as President of Longview Fibre Paper and Packaging, Inc., a producer of unbleached kraft paper products and corrugated products, from 2008 to 2013 and as its Vice President of Mill Operations and Chief Operating Officer from 2008 to 2009. From 1997 to 2007 he served in various roles at Weyerhaeuser Co., including Vice President and Mill Manager. Before that, Mr. Nebel worked at positions of increasing responsibility at Crown-Zellerbach Corp., James River Co., and Georgia-Pacific Corp. He is on the board of directors of the National Association of Manufacturers.

        Antionette Meyers was appointed Vice President—Containerboard and Kraft Paper Sales and Marketing of the Company in September 2013. Previously, she served as Vice President, Domestic Kraft Paper and Linerboard Sales and Marketing, and as Vice President—Mills Sales and Customer Service. She previously worked in positions of increasing responsibility at Champion International Ltd. and International Paper Co. until the Company's acquisition of its kraft papers business.

        Michael J. Murphy was appointed as Vice President—Finance in October 2014. Previously, Mr. Murphy served as Vice President and Treasurer of Boise, Inc., a manufacturer of packaging and paper products, until its sale to Packaging Corporation of America in October 2013. He spent over 15 years in investment banking at J.P. Morgan Securities LLC covering the basic materials industry, including packaging companies. He is a Certified Public Accountant.

        Timothy P. Davisson has been Vice President and General Counsel of the Company since 2008, and Secretary since 2012. He served as Director of Legal at Altivity Packaging LLC from 2006 to 2008 until its merger with Graphic Packaging Corp. Before that, Mr. Davisson worked for eighteen years in positions of increasing responsibility at Stone Container Corp. and its successor, Smurfit-Stone Container Corp.

        Mark A. Niehus has been Corporate Controller of the Company since 2007, and Vice President since 2010. Before joining the Company, Mr. Niehus held a variety of financial management positions at Abbott Laboratories, R.R. Donnelley & Sons, and Midway Games. He is a Certified Public Accountant.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this section, we describe the compensation of our Named Executive Officers. Our Named Executive Officers for 2014 were the following individuals: Roger W. Stone, the Company's Chief Executive Officer; Matthew Kaplan, the Company's President and Chief Operating Officer; Timothy P. Keneally, the Company's Vice President and General Manager and President of the Company's Container Division; Randy J. Nebel, the Company's Vice President and General Manager and President of the Company's Mill Division; and Andrea K. Tarbox, the Company's Vice President and Chief Financial Officer.

        Our compensation programs for our Named Executive Officers are administered by the Compensation Committee (the "Committee"), which is composed solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter adopted by the Board. The Committee has reviewed and approved the following discussion and analysis, which analyzes the objectives and results for 2014 of the Company's compensation policies and procedures for its five Named Executive Officers. The Company's compensation programs have been adopted in order to implement the Committee's compensation philosophy, while taking into account the Company's financial performance. The Committee periodically reviews the Company's compensation programs and practices in light of the Committee's compensation philosophy, changes in laws and regulations, and the Company's financial goals.

Compensation Policies and Objectives

        The Committee believes that compensation for Named Executive Officers should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. In determining the compensation of the Company's Named Executive Officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

        A total compensation package should be competitive. For Named Executive Officers, including the Company's Chief Executive Officer, the Committee considers the level of compensation paid to individuals in comparable executive positions in the Company's peer group in order to recruit and retain executive talent.

Pay for Performance

        Our compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the financial performance of the Company. In order to accomplish this, the Committee considers the individual performance of each Named Executive Officer by reviewing, among other factors, the achievement of pre-established corporate objectives as well as the recommendations of the Chief Executive Officer. The amount of each component of a Named Executive Officer's compensation is based in part on the Committee's assessment of that individual's performance as well as the other factors discussed in this section.

Executives as Stockholders

        Our compensation practices are also designed to link a portion of each Named Executive Officer's compensation opportunity directly to the value of the Company's Common Stock through the use of stock-based awards.

Elements of Compensation

        To accomplish its compensation objectives and philosophy, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

  •
  Base salary;

  •
  Annual performance-based cash awards; and

  •
  Long-term incentive compensation (in the form of stock options and restricted stock units).

        When approving the compensation of the Company's Named Executive Officers, the Committee reviews all of the elements of the Company's executive compensation program. Each component of executive compensation is designed for a specific purpose. For example, salaries are a significant component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive's employment and salary history and position within the Company and comparable competitive salaries at companies included in our peer group and the survey data. With regard to the variable components of the compensation package, annual performance-based cash awards are tied generally to the Company's short-term financial performance, while equity-based compensation is directed towards the Company's successful results over a longer period. The purpose of the combination of salary, annual cash awards, and equity awards is to provide the appropriate level of total annual cash compensation and long-term incentives, combined with an appropriate performance-based component. The Committee places the greatest emphasis on performance-based compensation through annual cash awards and long-term equity-based awards, which together comprise the largest portion of Named Executive Officer compensation. The Committee believes that the Company's executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which the Company competes for executive talent and is critical to accomplishing its recruitment and retention aims.

No Severance Agreements

        The Company does not have employment agreements or severance arrangements with any of the Named Executive Officers.

Overview of Compensation Program and Process

Role of Committee

        The Committee is responsible for reviewing and approving the base salaries, annual performance-based cash awards, and long-term incentive compensation for the Company's Named Executive Officers.

Role of Management

        Management assists the Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts. For 2014, the Company's Chief Executive Officer, Mr. Stone, provided to the Committee his recommendations with respect to potential compensation of the other Named Executive Officers. The Committee reviewed and gave considerable weight to these recommendations because of Mr. Stone's direct knowledge of the other executives' performance and contributions. With respect to those officers, the Committee ultimately used its collective judgment to determine the compensation levels, including base salaries, annual performance-based cash awards and long-term equity award grants. Mr. Stone recommended that his compensation levels be identical to those of the Company's President, Mr. Kaplan, due to the current and historical level of work and responsibilities shared by them. The

Committee ultimately determined and approved Mr. Stone's compensation independently based on its collective judgment, and accepted his recommendation to compensate Mr. Kaplan in the same manner.

Role of Compensation Consultant

        As part of its process, the Committee utilized the assistance of Frederic W. Cook & Co., an executive compensation consulting company ("Cook"), to assist in evaluating executive compensation programs and in evaluating Named Executive Officers' compensation compared to an established peer group of similar companies. Cook was engaged by and communicated directly with the Committee. In determining compensation for 2014, the Committee considered a market analysis prepared by Cook in early 2014 which compared our compensation program to a variety of third-party industry compensation surveys and a peer group of 17 companies. The companies included in the peer group are set forth in this Compensation Discussion and Analysis under the heading "Benchmarking."

        Other than as described herein, Cook did not provide any other services to the Company or the Committee in 2014. The Committee has considered the independence of Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook addressing the independence of Cook and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by Cook, (ii) fees paid by us as a percentage of Cook's total revenue, (iii) policies or procedures of Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any immediate family member, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Results of Advisory Votes

        At the 2014 Annual Meeting of Stockholders, the Company's stockholders approved, on a non-binding advisory basis, the overall compensation of the Company's Named Executive Officers as presented in the Proxy Statement for that meeting, with approximately 97% of the votes cast in favor. Given the high level of stockholder support, the Compensation Committee did not make any changes to the Company's executive compensation philosophy, principles, and elements in response to the vote.

Benchmarking

        The Committee reviews survey information of executive compensation payable by a designated peer group, both with respect to target and actual compensation data available. The purpose of this review is to evaluate whether the Company's total executive compensation levels (including base salaries, annual cash awards, and equity awards) is viewed by the Committee to be reasonable, competitive, and appropriate. The Committee considers executive compensation paid at the peer companies when setting executive compensation levels at the Company, but the Committee does not attempt to maintain a specified target percentile within this peer group to determine executive compensation. In light of the request by Mr. Stone that he and Mr. Kaplan receive the same level of compensation, the Committee compares the aggregate compensation for Messrs. Stone and Kaplan against the aggregate compensation for the chief executive officers and chief operating officers of the peer group companies.

        The peer group of companies is comprised of firms that are similar to the Company in terms of business lines, market conditions, and size. The Committee expects to reevaluate from time to time the composition of the designated peer group as the Company executes its strategy of organic and strategic growth. For 2014, the Committee added Bemis Company, Inc., Boise Cascade LLC, Domtar

Corporation, and Sonoco Product Company and removed Boise, Inc., Buckeye Technologies, Verso Paper Corp., and Wausau Paper Corporation as a part of this exercise. These additions and removals were intended to reflect recent industry mergers as well as KapStone's significant growth in 2013. The comparison group of seventeen companies has a median revenue of approximately $3.1 billion.

2014 Peer Group

Bemis Company, Inc.	Myers Industries, Inc.
Boise Cascade LLC	Neenah Paper, Inc.
Clearwater Paper Corp.	Norbord Inc.
Domtar Corporation	Packaging Corporation of America
P.H. Glatfelter Company	Rock-Tenn Company
Graphic Packaging Holding Company	Schweitzer-Mauduit International, Inc.
Greif, Inc.	Silgan Holdings Inc.
Louisiana-Pacific Corporation	Sonoco Products Company
Mercer International Inc.

Components of Executive Compensation

        The following provides an analysis of each element of compensation, what each is designed to reward, and why the Committee chose to include it as an element of the Company's executive compensation

Base Salary

        Base salaries are reviewed annually in the context of the Committee's consideration of the effect of base compensation on recruiting and retaining executive talent. Accordingly, the Committee considers the executive compensation of the peer group. In establishing each Named Executive Officer's base salary, the Committee considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive's position and level of experience and changes in responsibilities.

        In March 2014, the base salaries of Named Executive Officers were established in accordance with the foregoing practices. Salaries for the Named Executive Officers were reviewed in March and increases, based on the compensation objectives discussed above, became effective April 1, 2014. Of the Named Executive Officers, the Committee increased the salaries of Mr. Stone and Mr. Kaplan from $575,000 to $650,000. The Committee increased the salary of Mr. Keneally from $373,000 to $400,000, the salary of Mr. Nebel from $382,591 to $400,000, and the salary of Ms. Tarbox from $367,000 to $400,000.

        The salary increases for the Named Executive Officers reflect the performance of the Company in 2013, including net sales; earnings per share, earnings before interest, income taxes, depreciation and amortization (EBITDA); and successful integration of Longview Fibre Paper and Packaging, Inc. into the Company.

Annual Performance-Based Cash Awards

        The objective of the annual performance-based cash award element of compensation is to align the interests of the Named Executive Officers with the Company's financial goals for the year. In setting financial and operating targets, which are established in the first calendar quarter, the Committee considers the Company's annual budget and certain short-term operating and financial objectives.

        With respect to the Company's EBITDA goal for 2014, the Committee established the following target payout levels:

	40% Payout	100% Payout	200% Payout
EBITDA	$350,000,000	$450,000,000	$550,000,000

        EBITDA is defined as net earnings excluding interest, income taxes, depreciation and amortization, extraordinary items and the cumulative effect of accounting changes. This non-GAAP measure is the same measure management uses internally to manage and to evaluate the business and performance of the Company. At the time it set these target payout levels, the Committee believed that, based on the Company's budget, it would be difficult for executives to achieve payouts towards the high end of the EBITDA target payout levels. The Company's EBITDA for 2014 used for incentive plan calculations was $449,151,000 resulting in the Named Executive Officers achieving payouts of 99.5% of the EBITDA target ("EBITDA Achievement").

        In 2014, Mr. Stone and Mr. Kaplan had an approved target of 100% of their respective salary, or $650,000, and a maximum of 200% of their salary, or $1,300,000. Their cash award was weighted 100% on the achievement of the Company's EBITDA goal. Accordingly, each achieved and was paid an incentive payment of $646,750 ($650,000 × 99.5%).

        Mr. Keneally, Mr. Nebel, and Ms. Tarbox had an approved target of 65% of their respective salary, or $260,000, and a maximum of 130% of their salary, or $520,000. Their cash award was weighted 100% on the achievement of the Company's EBITDA goal. Accordingly, each achieved and was paid an incentive payment of $258,700 ($260,000 × 99.5%).

Long-Term Incentive Compensation

        The Committee determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to Named Executive Officers as well as other eligible employees. The Committee believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company's stockholders and rewards executives in line with stockholder gains. The practice of the Committee is to consider annual equity grants to key employees, including the Named Executive Officers, at its regularly scheduled meeting in March or April. Equity grants at other times depend upon extraordinary circumstances such as promotions, new hires, or acquisitions.

        Equity awards were made under the Amended and Restated 2006 Incentive Plan ("2006 Incentive Plan"), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock, restricted stock units and other stock-based awards. The Company's long-term incentive compensation for 2014 consisted of stock options and restricted stock units. This equity award allocation reflected the desire to maintain a strong long-term equity component in executive compensation, and to reduce the number of equity units required to provide such component.

        Equity grants made during 2014 to executive officers and senior management, including the Named Executive Officers, were determined by the Committee based upon the compensation objectives of the Committee, as discussed above, and informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the Committee made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual's job performance and ability to influence corporate results; and the cost to the Company and the related effect of equity grants on earnings per share dilution. The Committee's intention was to deliver approximately the same economic value through the restricted stock unit component of the award as the stock option component. Accordingly, during 2014, restricted stock units were awarded in a ratio of about 1 restricted stock unit for about every 2.9 stock options awarded. This allocation reflects the relationship between the value of restricted stock units, which is based on the market value of the underlying Common Stock on the date of grant, and the fair market value of stock options on the date of grant (which is generally two or three to one).

        Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the closing price on the date of grant. Also, through vesting and forfeiture provisions, stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

Prohibition on Repricing of Options Without Stockholder Approval

        At the 2014 Annual Meeting of the Stockholders of the Company held on May 15, 2014 the Company's stockholders approved the KapStone Paper and Packaging 2014 Incentive Plan, which had been previously approved by the Company's Board, subject to shareholder approval. The 2014 Incentive Plan prohibits the purchase of underwater options and the repricing of options, and also prohibits buy-outs of options or restricted stock units without stockholder approval.

2014 Awards

        The Committee granted the following equity awards under the 2006 Incentive Plan to the Named Executive Officers in 2014:

Executive Officers	Stock Options	Restricted Stock Units
Roger W. Stone	55,448	18,908
Matthew Kaplan	55,448	18,908
Timothy P. Keneally	20,251	6,906
Randy J. Nebel	20,251	6,906
Andrea K. Tarbox	20,251	6,906

        Each of the stock options was granted by the Committee on March 12, 2014 with an exercise price of $30.41 per share.

        All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date, subject to the executive's continued employment through the vesting dates. Restricted stock units granted will vest 100% on the third anniversary of the grant date, subject to the executive's continued employment through the vesting date. All stock options and restricted stock units vest immediately upon the death, disability or retirement of a recipient who has attained the age of 65.

Clawback of Compensation

        Clawback provisions are included in all awards under the 2006 Incentive Plan and the 2014 Incentive Plan (collectively, the "Incentive Plans"). Pursuant to those provisions, the Board may require an employee, executive officer, or director who engaged in fraud or misconduct to immediately repay annual performance-based cash awards and long-term incentive awards. In addition, the Board may terminate all vested and unvested options in the event that employee, executive officer, or director engages in fraud or misconduct.

No Pledging of Stock

        The Company's Insider Trading Policy prohibits its executive officers, employees and directors from pledging Company securities as collateral for a loan or holding Company securities in a margin account. The 2014 Incentive Plan allows the Company to terminate any long-term incentive award that is pledged and repurchase any pledged restricted stock units upon notice to the grantee.

No Hedging Transactions

        The Company has enacted an anti-hedging policy regarding Company securities applicable to all executive officers and directors. The Company's Insider Trading Policy prohibits all directors, employees, and officers from (i) engaging in short sales in Company securities (including "sales against the box"); (ii) engaging in any zero-cost collars and forward sale contracts with respect to Company equity securities; or (iii) engaging in any transactions in puts, calls or other derivative securities, on an exchange or in any other organized market with respect to Company equity securities.

Severance and Change-in-Control Benefits

        The Company does not agree in advance to provide post-termination or change-in-control benefits to Named Executive Officers in the event that they terminate employment with the Company. The Company reserves the right to provide severance benefits to executives when they terminate employment with the Company. None of the Named Executive Officers has an employment agreement that provides for termination, severance or change-in-control benefits.

        The Company does not have formal change-in-control provisions in the Incentive Plans. However, the Incentive Plans provide the Board with the discretion to adjust equity awards in the event of certain corporate transactions, including a change-in-control. This adjustment may include the assumption of awards by an acquiring or successor entity, the termination of unexercised awards upon a change-in-control, and the cash-out of awards in the event of a sale or similar transaction which results in the Company's stockholders receiving a payment for their shares of Common Stock. The Committee may also provide for the acceleration and vesting of awards at any time, including upon a change-in-control.

        Stock options and restricted stock units awarded under the Incentive Plans vest immediately upon an award recipient's death, Retirement or Disability. The terms "Retirement" and "Disability" are defined in the Incentive Plans.

        The Performance Incentive Plan provides that if a participant is terminated by the Company following a change-in-control but prior to the payment of an annual incentive award for a performance period thereunder, the participant will be entitled to such award only if the applicable performance goals are achieved, such award to be prorated for the actual number of months worked in the year.

        The Committee believes that the provisions provided under both the Incentive Plans and the Performance Incentive Plan are appropriate because an employee's position could be adversely affected by a change in control even if he or she is not terminated.

Perquisites and Personal Benefits

        In general, the Company does not provide perquisites or personal benefits to the Named Executive Officers that are not available to other employees.

Pension Benefits or Supplemental Retirement Benefits

        The Company provides pension or retirement benefits to the Named Executive Officers consisting of the 401(k) plan with company matching contributions and retirement savings account contributions. Pursuant to the 401(k) plan, the Company makes a matching contribution equal to 100% of the first 4% of the employee's pay contributed to the plan plus 50% of the next 2% of pay contributed. At the end of each 401(k) plan year, the Company makes an additional retirement savings account contribution based upon the age of the respective Named Executive Officer at the end of the plan year and total earnings for the year subject to maximum amount of $260,000 in accordance with Internal Revenue Service regulations.

Health and Welfare Benefits

        All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Regulatory Considerations

        Section 162(m) of the Internal Revenue Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1.0 million paid to certain of its Named Executive Officers. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company's compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when deemed necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation.

Named Executive Officer Stock Ownership Requirements

        Since 2011, our Board has had stock ownership requirements applicable to the Named Executive Officers based on a multiple of annual base salary. The Board created these requirements to further align the interests of our Named Executive Officers with those of the Company's stockholders and encourage long-term stockholder value by requiring our Named Executive Officers to hold a significant equity stake in the Company. The following table illustrates the current stock ownership requirements:

Position	Ownership requirement
Chief Executive Officer	6x base salary
Chief Operating Officer	6x base salary
Other Named Executive Officers	2x base salary

        Named Executive Officers may aggregate their shareholdings to accomplish their ownership requirement, and restricted stock units and vested options count toward the ownership requirements. Newly appointed Named Executive Officers have four years from their appointment to comply with the requirements. The Board may, in its discretion, make exceptions to the policy in periods of volatile markets. As of the record date, all Named Executive Officers complied with these requirements, except for Mr. Nebel. Mr. Nebel joined the Company on July 18, 2013, upon the Company's acquisition of Longview Fibre. Accordingly, Mr. Nebel has until July 18, 2017 to comply with the stock ownership requirements, in accordance with their terms.

Report of the Compensation Committee

        The Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant's Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE Jonathan R. Furer (Chairman) John M. Chapman Ronald J. Gidwitz Matthew H. Paull Maurice S. Reznik David P. Storch

Compensation Committee Interlocks and Insider Participation

        There were no interlocks or other relationships among the Company's executive officers and directors during 2014 that are required to be disclosed under applicable SEC disclosure requirements.

RISK OVERSIGHT OF COMPENSATION

        The Compensation Committee assesses the risks and rewards associated with the Company's compensation programs. The Committee reviews and approves compensation programs with features designed to reward long-term achievement and discourage excessive short-term risk taking. As discussed in the Compensation Discussion & Analysis, an independent executive compensation consulting firm hired by the Committee advises the committee with respect to our executive compensation practices and programs, including their associated risks. The Committee concluded that the Company's compensation programs, taken as a whole and considered within the other financial control and approval processes in place at the Company, do not present a reasonable likelihood of having a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the years ended December 31, 2014, 2013, and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Roger W. Stone	2014	$650,000	$—	$574,992	$574,996	$646,750	$—	$75,258	$2,521,996
Chairman of the Board and	2013	$575,000	$—	$489,543	$489,551	$802,700	$—	$28,050	$2,384,844
Chief Executive Officer	2012	$515,000	$—	$425,000	$557,875	$475,192	$—	$27,500	$2,000,567
Matthew Kaplan	2014	$650,000	$—	$574,992	$574,996	$646,750	$—	$72,658	$2,519,396
President and Chief	2013	$575,000	$—	$489,543	$489,551	$802,700	$—	$25,000	$2,382,294
Operating Officer	2012	$515,000	$—	$425,000	$557,875	$475,192	$—	$25,000	$1,998,067
Timothy P. Keneally	2014	$400,000	$—	$210,011	$210,003	$258,700	$—	$46,060	$1,124,774
Vice President and	2013	$373,000	$—	$184,287	$184,297	$312,425	$—	$28,050	$1,082,059
General Manager	2012	$356,000	$—	$159,995	$210,024	$197,089	$—	$27,500	$950,608
Randy J. Nebel(5)	2014	$400,000	$—	$210,011	$210,003	$258,700	$39,962	$0	$1,118,676
Vice President and General Manager	2013	$176,580	$—	$92,145	$92,153	$160,229	$32,907	$0	$554,014
Andrea K. Tarbox	2014	$400,000	$—	$210,011	$210,003	$258,700	$—	$46,060	$1,124,774
Vice President and	2013	$367,000	$—	$184,287	$184,297	$307,399	$—	$28,050	$1,071,033
Chief Financial Officer	2012	$350,000	$—	$159,995	$210,024	$193,768	$—	$27,500	$941,287

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation—Stock Compensation. For a discussion of the relevant assumptions used in calculating these amounts, see Note 12 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2014.

(2)
Represents the non-equity incentive plan compensation awarded to the Named Executive Officer with regard to performance in the fiscal year.

(3)
Amount shown for Mr. Nebel represents the increase in the actuarial present value of his pension benefits during the applicable fiscal year. No other named executive officer participates in a pension plan. See "Pension Benefits" on page 38 of this Proxy Statement for additional information regarding Mr. Nebel's pension benefits.

(4)
All Other Compensation for 2014 is set forth in the table below. The "Other" column represents dividend equivalents accrued on December 20, 2012 for the $2.00 per share special dividend to stockholders of record on December 10, 2012. These dividend equivalents were paid in cash to award recipients when the underlying RSUs vested on the third anniversary of the March 7, 2012 grant date.

Name	401(k) Plan Matching Contributions ($)	Retirement Savings Account ($)	Other ($)	Total ($)
Roger W. Stone	$13,000	$15,600	$46,658	$75,258
Matthew Kaplan	$13,000	$13,000	$46,658	$72,658
Timothy P. Keneally	$13,000	$15,600	$17,460	$46,060
Randy J. Nebel	$0	$0	$0	$0
Andrea K. Tarbox	$13,000	$15,600	$17,460	$46,060
(5)
Mr. Nebel commenced employment with the Company on July 18, 2013, and the amounts shown for Mr. Nebel's salary, stock awards, option awards, and non-equity incentive plan compensation reflect the amounts earned as prorated for his service in 2013.

 2014 GRANTS OF PLAN-BASED AWARDS

        The following table provides information on non-equity incentives, restricted stock units and stock options granted in 2014 to each of the Named Executive Officers.

					All Other Stock Awards: Number of Shares of Stock(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards(5) ($)
							Exercise or Base Price of Option Awards(4) ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger W. Stone	3/12/2014					55,448	$30.41	$574,996
	3/12/2014				18,908			$574,992
		$260,000	$650,000	$1,300,000
Matthew Kaplan	3/12/2014					55,448	$30.41	$574,996
	3/12/2014				18,908			$574,992
		$260,000	$650,000	$1,300,000
Timothy P. Keneally	3/12/2014					20,251	$30.41	$210,003
	3/12/2014				6,906			$210,011
		$104,000	$260,000	$520,000
Randy J. Nebel	3/12/2014					20,251	$30.41	$210,003
	3/12/2014				6,906			$210,011
		$104,000	$260,000	$520,000
Andrea K. Tarbox	3/12/2014					20,251	$30.41	$210,003
	3/12/2014				6,906			$210,011
		$104,000	$260,000	$520,000

(1)
Represents the potential amounts of cash award that could have been received for 2014 performance under the 2008 Performance Incentive Plan. For actual amounts paid, see the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Represents restricted stock units granted under the 2006 Incentive Plan that vest 100% on the third anniversary of the grant date, subject to the executive's continued employment through such date.

(3)
Represents options granted under the 2006 Incentive Plan that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to the executive's continued employment through such date.

(4)
The exercise price for all options is equal to the closing Common Stock price as reported on the NYSE on the grant date.

(5)
This column shows the fair value of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC 718. For a discussion of the assumptions used in calculating these amounts, see Note 12 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2014.

 OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

        The following table set forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at December 31, 2014. In furnishing the information below, we have adjusted the share amounts, market value, and exercise prices where necessary to reflect the reflect the two-for-one stock split in the form of a stock dividend (the "Stock Split") on the Company's Common Stock distributed on January 7, 2014 to all stockholders of record as of the close of business on December 23, 2013.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Roger W. Stone	3/12/2014	—	55,448	$30.41	3/12/2024	3/12/2014	18,908	$554,193
	3/6/2013	—	90,490	$13.83	3/6/2023	3/6/2013	35,410	$989,001
	3/7/2012	53,798	53,798	$8.88	3/7/2022	3/7/2012	43,038	$1,202,051
	3/3/2011	116,646	—	$7.31	3/3/2021
	5/27/2010	92,192	—	$4.68	5/27/2020
Matthew Kaplan	3/12/2014	—	55,448	$30.41	3/12/2024	3/12/2014	18,908	$554,193
	3/6/2013	—	90,490	$13.83	3/6/2023	3/6/2013	35,410	$989,001
	3/7/2012	53,798	53,798	$8.88	3/7/2022	3/7/2012	43,038	$1,202,051
	3/3/2011	116,646	—	$7.31	3/3/2021
	5/27/2010	184,384	—	$4.68	5/27/2020
Timothy P. Keneally	3/12/2014	—	20,251	$30.41	3/12/2024	3/12/2014	6,906	$202,415
	3/6/2013	—	34,066	$13.83	3/6/2023	3/6/2013	13,330	$372,307
	3/7/2012	20,254	20,254	$8.88	3/7/2022	3/7/2012	16,202	$452,522
	3/3/2011	21,824	—	$7.31	3/3/2021
Randy J. Nebel	3/12/2014	—	20,251	$30.41	3/12/2024	3/12/2014	6,906	$202,415
	8/22/2013	—	12,572	$21.83	8/22/2023	8/22/2013	4,222	$117,920
Andrea K. Tarbox	3//2014	—	20,251	$30.41	3/12/2024	3/12/2014	6,906	$202,415
	3/6/2013	—	34,066	$13.83	3/6/2023	3/6/2013	13,330	$372,307
	3/7/2012	20,254	20,254	$8.88	3/7/2022	3/7/2012	16,202	$452,522
	3/3/2011	43,648	—	$7.31	3/3/2021
	5/27/2010	32,468	—	$4.68	5/27/2020

(1)
All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date, subject to the executive's continued employment through such date.

(2)
On December 10, 2012, payment of the $2.00 per share special cash dividend resulted in a change in the capitalization of the Company. In accordance with the Company's Amended and Restated 2006 Incentive Plan, the Committee adjusted the exercise price of outstanding employee options downward by $2.00 per share. The exercise prices reported in this table reflect such adjustment for options granted before December 10, 2012.

(3)
The restricted stock units become 100% vested on the third anniversary of the grant date, subject to the executive's continued employment through such date.

(4)
The market value of the restricted stock unit awards was calculated by multiplying the number of shares of Common Stock by $29.31 per share, the closing price of the Common Stock on the NYSE on December 31, 2014.

OPTION EXERCISES AND STOCK VESTED IN 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roger W Stone
2011 Equity Award(1)			46,658	$1,497,255
Matthew Kaplan
2011 Equity Award(1)			46,658	$1,497,255
Timothy P. Keneally
2011 Equity Award			17,460	$560,291
Randy J. Nebel	—	—	—	—
Andrea K Tarbox
2011 Equity Award(1)			17,460	$560,291
2010 Equity Award	36,510	$982,054

(1)
The reported 2011 values reflect the number of restricted stock units that vested during the year ending December 31, 2014, multiplied by our closing stock price on the March 6, 2014 vesting date ($32.09).

(2)
The reported 2010 values reflect the value realized upon exercise by the Named Executive Officer that is computed by determining the difference between the market price of the underlying securities at exercise and the exercise price.

 PENSION BENEFITS IN 2014

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randy J. Nebel	Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc.
	• Traditional Plan	6.9	$32,461	$0
	• Cash Balance Plan	N/A	$180,437	$0

        The Company acquired Longview Fibre Paper and Packaging, Inc. ("Longview") in July 2013. In connection with this acquisition the Company assumed the Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc. (the "Plan").

        Prior to January 1, 2009, the Plan was structured as a traditional pension plan pursuant to which the retirement benefits of participants were based on years of service and average ending compensation. Longview terminated and froze this aspect of the Plan on December 31, 2008. Mr. Nebel's benefit under this portion of the Plan will be $278.81 per month payable commencing at age 65 as a single life annuity.

        Effective January 1, 2009, the Plan was converted to a cash balance plan ("CB Plan"). Under the CB Plan, the benefit is based on the value of a hypothetical "cash account" in Mr. Nebel's name. The cash account is credited with pay credits at the end of each pay period. There are two pay credits: (1) a basic pay credit and (2) a supplemental pay credit. The basic pay credit is an amount equal to 5.5% of Mr. Nebel's eligible earnings for the pay period, while the supplemental pay credit is an amount equal to 4.5% of Mr. Nebel's salary for the pay period. In addition, Mr. Nebel's cash account is credited with quarterly interest credits, based on the balance at the beginning of the applicable quarter and any pay credits added to his account for that quarter. For 2014, the interest credit was calculated using an average 5.05% rate. Upon retirement, Mr. Nebel's cash account will either be converted to an annuity and he will receive a monthly benefit for his lifetime, or he has the option of receiving a lump sum payment.

 STOCK PRICE PERFORMANCE PRESENTATION

        The following graph compares a $100 investment in the Company's Common Stock on December 31, 2008, with a $100 investment in each of the S&P 500 and the S&P Paper and Packaging Index also made on December 31, 2008. The graph portrays total return, 2009 to 2014, assuming reinvestment of dividends.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2014

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        As discussed in the Compensation Discussion and Analysis, the Company generally does not agree in advance to provide post-termination or change-in-control benefits to its Named Executive Officers in the event that they terminate employment with the Company. None of the Company's Named Executive Officers has any agreement with the Company that provides for termination, severance or change-in-control benefits.

        As also discussed in the Compensation Discussion and Analysis, the Committee has the authority to cause all equity awards made under the Incentive Plans to vest upon a change in control.

        Stock options and restricted stock units awarded under the Incentive Plans vest immediately upon an award recipient's death, Retirement or Disability, and such stock options remain exercisable for a period of one year, but in no event may such exercise period extend beyond the expiration date of the options. The terms "Retirement" and "Disability" are defined in the Incentive Plans. Based on the closing market price of the Company's Common Stock of $29.31 on the NYSE on December 31, 2014, the value of options and unvested restricted stock units held by each Named Executive Officer on December 31, 2014 that would vest immediately upon their respective death, Disability, or Retirement was: Mr. Stone, $8,851,616; Mr. Kaplan, $10,690,847; Ms. Tarbox, $3,266,072; Mr. Keneally, $2,297,163; and Mr. Nebel, $730,585.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2008, the Board delegated authority to the Nominating and Governance Committee to review and approve Related Person Transactions, and the Committee has adopted written procedures for the review, approval, or ratification of Related Person Transactions. Under such procedures, a "Related Person Transaction" is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is or was a participant, and (c) any Related Person has or will have a material direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company's outstanding Common Stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Nominating and Governance Committee reviews all of the relevant facts and circumstances of all Related Person Transactions that require the Committee's approval and either approves or disapproves of the entry into the Related Person Transaction. In determining whether to approve or ratify a Related Person Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction.

        From time to time, the Company retains the services of White Oak Aviation, LLC, an aviation services company owned by Messrs. Stone and Kaplan, for the use of an airplane to transport the Company's executive officers and directors, as well as advisors retained by the Company traveling with them, on business matters. During the year ended December 31, 2014, the Company paid White Oak Aviation an aggregate of $560,724. White Oak Aviation, LLC invoices the Company using hourly rates and fuel charges and associated costs that are equal to or less than the market prices that it charges its third party customers. These payments were not designed to be, nor did they amount to, compensation to Messrs. Stone and Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give the Company copies of all Section 16(a) reports they file.

        Based solely on its review of reports that were furnished to the Company and written representations from our executive officers and directors, the Company believes that its executive officers, directors and greater than 10% stockholders complied with all filing requirements related to Section 16(a) during 2014.

CODE OF ETHICS

        The Company adopted a Code of Conduct and Ethics applicable to all directors, executive officers and employees of the Company including its Chief Executive Officer and Chief Financial Officer. The Code of Conduct and Ethics addresses, among other things, the items included in the definition of

"code of ethics" included in Item 406 of the SEC's Regulation S-K. The Code of Conduct and Ethics is available on the Governance tab of the Company's website at http://governance.kapstonepaper.com.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representatives desire to do so, and to be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for ratification of this appointment. Abstentions will not have any effect upon the outcome of voting with respect this proposal. Because this proposal is considered a routine matter, there will not be any broker non-votes with respect to this proposal and your broker will have the discretion to vote your shares on this proposal even if you do not provide voting instructions.

        Although there is no requirement that Ernst & Young LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as the Company's independent registered accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Amounts paid by the Company to Ernst & Young LLP for all services rendered in 2014 and 2013 are disclosed on page 22 of this Proxy Statement.

The Board of Directors and the Audit Committee Recommend a Vote "FOR" the Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015.

 PROPOSAL 3

APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, the Company asks that you indicate your approval, on a non-binding basis, of a resolution relating to the compensation of its named executive officers as disclosed in this Proxy Statement under the heading "Executive Compensation." This is the fourth year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" vote. At the Annual Meeting of Stockholders held in 2014, of the total vote cast, approximately 90% of the Company's stockholders voted in favor of the Company's say-on-pay proposal. At the 2011 Annual Meeting, stockholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the Board decided, as previously disclosed, that the advisory vote on named executive officer compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which future say-on-pay votes should be held.

        As described in detail under the heading "Executive Compensation" and in the related tables and disclosures, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for approval of this proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to this proposal. Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders. The outcome of the vote, along with other relevant factors, will be considered when making future executive compensation decisions.

        For the reasons discussed above and under the heading "Executive Compensation," we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting.

        RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure).

The Board of Directors Recommends a Vote "FOR" the Approval of the Advisory Resolution Relating to the Company's Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement.

 ADDITIONAL INFORMATION

        Our Bylaws contain procedures governing how stockholders can propose other business to be considered at a stockholder meeting or nominate directors. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in the Company's annual proxy materials.

        Notice Requirements.    A stockholder wishing to propose business to be considered at a meeting or nominate a director at a meeting must give timely notice to the Company's Vice President, Secretary, and General Counsel. A full description of the information that must be provided in the notice is set forth in Article II, Section 4 of the Company's Bylaws, which are available on the Governance tab of the Company's website at http://governance.kapstonepaper.com.

        Notice Deadlines.    Stockholder proposals submitted pursuant to Rule 14a-8 for possible inclusion in the Company's proxy materials relating to its 2016 Annual Meeting must be received by December 2, 2015.

        Alternatively, under the Company's Bylaws, if a stockholder wants to submit a proposal or nominate a director for the Company's annual meeting of stockholders but does not want to include it in the Company's proxy materials, written notice of such stockholder proposal or nomination must be delivered to the Company's Vice President, Secretary, and General Counsel not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting. However, if the Company's annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered not earlier than 120 days prior to such annual meeting and by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

        For our 2016 Annual Meeting for stockholder proposals or nominations not proposed to be included in the Company's proxy materials, our Bylaws therefore require that notice of such stockholder proposals or nominations must be delivered between December 2, 2015 and January 1, 2016, unless the Company's 2016 Annual Meeting takes place before April 14, 2016, or after June 13, 2016, in which case stockholder proposals or nominations must be delivered not earlier than 120 days prior to the 2016 Annual Meeting and before the later of 90 days before the date of the 2016 Annual Meeting or the 10th day following the announcement of the date of the 2016 Annual Meeting. If stockholders do not comply with these Bylaw notice deadlines, the Company reserves the right not to submit the stockholder proposals or nominations to a vote at its annual meetings

        Where to Send Notice.    Notice of stockholder proposals or nominations must be addressed to the Company at its principal executive offices at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

        At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company's notice of meeting.

        Stockholders should carefully review the Company's Bylaws and Rule 14a-8 under the Exchange Act to ensure that they have satisfied all of the requirements necessary either to propose other business or nominate a director at a stockholder meeting or to request the inclusion of a stockholder proposal in the Company's annual proxy materials.

        Householding.    The SEC permits us to deliver a single copy of the notice, annual report and proxy statement to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called "householding," will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the annual report and proxy statement to any such stockholder upon written or oral request. A stockholder wishing to receive a separate annual report or proxy statement can notify us at KapStone Paper and Packaging Corporation, 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, telephone: 847-239-8800. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

WHERE YOU CAN FIND MORE INFORMATION

        The Company's Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2014 are available on the Investors tab of the Company's website at http://ir.kapstonepaper.com. The Company files annual and quarterly reports, proxy statements and other information with the SEC. The Company's public filings are also available at the website maintained by the SEC at http://www.sec.gov. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 was mailed along with this Proxy Statement. We will provide a copy of any of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Roger W. Stone Chairman and Chief Executive Officer

March 31, 2015
Northbrook, Illinois

ANNUAL MEETING OF STOCKHOLDERS OF KAPSTONE PAPER AND PACKAGING CORPORATION May 14, 2015 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election as director of the nominees listed below (except as marked to the contrary below). O Jonathan R. Furer O Matthew H. Paull O Maurice S. Reznik O Roger W. Stone 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. 3. Advisory approval of the Company’s executive compensation. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2015 Annual Meeting of Stockholders, and the 2014 Annual Report to Stockholders. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20430300000000000000 2 051415 FOR AGAINST ABSTAIN

0 14475 KAPSTONE PAPER AND PACKAGING CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015 The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 31, 2015 and the 2014 Annual Report on Form 10-K, hereby appoints Roger W. Stone and Matthew Kaplan, and each of them acting without the other, as the true and lawful attorneys, agents, and proxies with full power of substitution to represent and to vote as designated below, all shares of Common Stock of KapStone Paper and Packaging Corporation (the “Company”) held of record by the undersigned on March 16, 2015, at the Annual Meeting of Stockholders to be held on May 14, 2015, or at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked. (Continued and to be marked, dated, and signed on the reverse side.) 1.1